EXHIBIT 99.1

Omeros Announces Pricing of Public Offering of Common Stock

SEATTLE, WA—August 15, 2017—Omeros Corporation (NASDAQ: OMER), a commercial-stage biopharmaceutical company committed to discovering, developing and commercializing small-molecule and protein therapeutics for large-market as well as orphan indications targeting inflammation, complement-mediated diseases and disorders of the central nervous system, announced today the pricing of its previously announced underwritten public offering of 3,000,000 shares of its common stock at a price to the public of $22.75 per share, before deducting underwriting discounts and other estimated offering expenses. This bought deal offering is expected to close on or about August 18, 2017, subject to the satisfaction of customary closing conditions. In addition, Omeros has granted the underwriters a 30-day option to purchase up to 450,000 additional shares of its common stock.

Cantor Fitzgerald & Co. is acting as the sole bookrunner for the offering. H.C. Wainwright & Co. is acting as lead manager and JonesTrading Institutional Services LLC and Maxim Group LLC are acting as co-managers in the offering.

Omeros intends to use the net proceeds of the offering for general corporate purposes, including expenses related to funding research and development for its OMS721 programs and clinical trials, pre-clinical studies, manufacturing and other costs associated with advancing its product candidates toward Biologic License Application and New Drug Application submissions. Omeros may also use the net proceeds for working capital, the repayment of debt obligations, acquisitions or investments in businesses, products or technologies that are complementary to its own, and other capital expenditures.

A registration statement on Form S-3 (File No. 333-219959) relating to the securities was filed with the Securities and Exchange Commission on August 14, 2017. The securities may be offered only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement. A preliminary prospectus supplement and accompanying prospectus were filed with the Securities and Exchange Commission on August 14, 2017. An electronic copy of the preliminary prospectus supplement and accompanying prospectus relating to the offering will be available on the website of the Securities and Exchange Commission at www.sec.gov. Copies of the final prospectus supplement and accompanying prospectus relating to the offering may be obtained, when available, by contacting Cantor Fitzgerald & Co., Attn: Capital Markets, 499 Park Ave., 5th Floor, New York, New York 10022, or by telephone at 212-829-7122, or by e-mail at prospectus@cantor.com.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities of Omeros, and shall not constitute an offer, solicitation or sale of any security in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Omeros Corporation

Omeros is a commercial stage biopharmaceutical company committed to discovering, developing and commercializing both small-molecule and protein therapeutics for large-market as well as orphan indications targeting inflammation, complement-mediated diseases and disorders of the central nervous system.

Forward-looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which are subject to the “safe harbor” created by those sections for such statements. All statements other than statements of historical facts are forward-looking statements. Terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “goal,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions and variations thereof are intended to identify forward-looking statements, but these terms are not the exclusive means of identifying such statements. Forward-looking statements are based on management’s beliefs and assumptions and on information available to management only as of the date of this press release. Omeros’ actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including, without limitation, risks associated with product commercialization and commercial operations, unproven preclinical and clinical development activities, regulatory oversight, intellectual property claims, competitive developments, litigation, and the risks, uncertainties and other factors described under the heading “Risk Factors” in the company’s most recent Quarterly Report on Form 10-Q and Annual Report on Form 10-K filed with the Securities and Exchange Commission. Given these risks, uncertainties and other factors, you should not place undue reliance on these forward-looking statements, and the company assumes no obligation to update these forward-looking statements, even if new information becomes available in the future.